Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 30, 2026, with respect to the consolidated financial statements included in the Annual Report of 111, Inc. on Form 20-F for the year ended December 31, 2025. We consent to the incorporation by reference of said report in the Registration Statements of 111, Inc. on Form S-8 No 333-229313.

/s/ Grant Thornton Zhitong Certified Public Accountants LLP

Shanghai, the People’s Republic of China

April 30, 2026